Exhibit 23.1




                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003 in the Registration Statement (Form S-4, dated January 13, 2004) and related Prospectus of Koppers Inc. for the registration of $320,000,000 Senior Secured Notes Due 2013.



                                                               Ernst & Young LLP


Pittsburgh, Pennsylvania
January 12, 2004